Exhibit 10.4
AMENDMENT TO
INDEMNITY AGREEMENT
     This Amendment to Indemnity Agreement, effective as of                     , 20___, is made and entered into between First Horizon National Corporation, a Tennessee corporation (“Corporation”), and                     , a director or officer of Corporation or one of its subsidiaries (“Indemnitee”).
     WHEREAS, Corporation and Indemnitee previously entered into an Indemnity Agreement dated                      (the “Agreement”) and now desire to amend that Agreement in accordance with the terms hereof;
     NOW, THEREFORE, in consideration of the factors stated above, the promises contained herein, and Indemnitee’s continuing to serve Corporation directly or, at its request, indirectly through a subsidiary, and intending to be legally bound hereby, the parties agree as follows:
     The definition of “Claim” in Section 1 of the Agreement hereby is amended by adding a new sentence at the end thereof as follows:
Moreover, Claim shall include, but is not limited to, any threatened, pending or contemplated action, suit or proceeding, or any inquiry or investigation, in any way arising out of or alleging any act, error or omission by the Indemnitee as a controlling person of, or as part of a controlling group with respect to, the Corporation or any of its subsidiaries, under any statute, regulation, doctrine, theory, or principle in which liability may be conferred upon a controlling person or group, a person or group exercising control, or any similar status, provided, however, that such control or controlling status derives from or relates to the fact that Indemnitee is or was a director or officer of Corporation or any of its subsidiaries, or is or was serving at the request of Corporation or any of its subsidiaries as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, political action committee, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.
     IN WITNESS WHEREOF, Corporation has caused this Agreement to be executed by its duly authorized officers and Indemnitee has duly executed this Agreement, each as of the day first above written.

ATTEST:	FIRST HORIZON NATIONAL CORPORATION

By:

Name: [authorized officer]
Corporate Secretary	Title:

(Indemnitee)